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                                                               Exhibit 99.(a)(5)

                                   CERTIFICATE


         The undersigned hereby certifies that she is the Secretary of Morgan Stanley Value-Added Market Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on October 28, 2004, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on November 1, 2004, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 28th day of October, 2004.




                           /s/ Mary E. Mullin
                           -------------------------
                                Mary E. Mullin
                                Secretary
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                                    AMENDMENT





Dated:            October 28, 2004

To be Effective:  November 1, 2004





                                       TO

                    MORGAN STANLEY VALUE-ADDED MARKET SERIES

                              DECLARATION OF TRUST

                                      DATED

                                  MAY 27, 1987
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               Amendment dated October 28, 2004 to the Declaration
                 of Trust (the "Declaration") of Morgan Stanley
                            Value-Added Market Series
                                  (the "Trust")
                               dated May 27, 1987



         WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

         WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Equally-Weighted S&P 500(R) Fund," such change to be effective on November 1, 2004;

NOW, THEREFORE:

         1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

                  "Section 1.1. NAME. The name of the Trust created hereby is the Morgan Stanley Equally-Weighted S&P 500(R) Fund and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

         2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:

                  "Section 1.2. DEFINITIONS...

                  "(o) "TRUST" means the Morgan Stanley Equally-Weighted S&P 500(R)Fund.

         3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

         4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 28th day of October, 2004.

/s/ Michael Bozic                        /s/ Charles A. Fiumefreddo
---------------------------------------  ---------------------------------------
Michael Bozic, as Trustee                Charles A. Fiumefreddo, as Trustee
and not individually                     and not individually
c/o Kramer Levin Naftalis & Frankel LLP  c/o Morgan Stanley Trust
Counsel to the Independent Trustees      Harborside Financial Center,
919 Third Avenue                         Plaza Two
New York, NY                             Jersey City, NJ

/s/ Edwin J. Garn                        /s/ Wayne E. Hedien
---------------------------------------  ---------------------------------------
Edwin J. Garn, as Trustee                Wayne E. Hedien, as Trustee
and not individually                     and not individually
c/o Summit Ventures LLC                  c/o Kramer Levin Naftalis & Frankel LLP
One Utah Center                          Counsel to the Independent Trustees
201 South Main Street                    919 Third Avenue
Salt Lake City, UT                       New York, NY

/s/ James F. Higgins                     /s/ Dr. Manuel H. Johnson
---------------------------------------  ---------------------------------------
James F. Higgins, as Trustee             Dr. Manuel H. Johnson, as Trustee
and not individually                     and not individually
c/o Morgan Stanley Trust                 c/o Johnson Smick International, Inc.
Harborside Financial Center              2099 Pennsylvania Avenue, N.W.
Plaza Two                                Suite 950
Jersey City, NJ                          Washington, D.C.

/s/ Joseph J. Kearns                     /s/ Michael E. Nugent
---------------------------------------  ---------------------------------------
Joseph J. Kearns, as Trustee             Michael E. Nugent, as Trustee
and not individually                     and not individually
c/o Kearns & Associates LLC              c/o Triumph Capital, L.P.
23852 Pacific Coast Highway              445 Park Avenue
Malibu, CA                               New York, NY

/s/ Fergus Reid
---------------------------------------
Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY